UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34276	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th Floor, Burbank, CA		91505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 6, 2010, Youbet.com, Inc. (the “Company”) held a special meeting of its stockholders.  At the special meeting, holders of the Company’s outstanding common stock voted to approve the proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2010, among the Company, Churchill Downs Incorporated (“CDI”), Tomahawk Merger Corp., a wholly owned subsidiary of CDI (“Merger Sub”), and Tomahawk Merger LLC, a wholly owned subsidiary of CDI (“Merger LLC”), pursuant to which Merger Sub will merge with and into the Company and the surviving corporation will merge with and into Merger LLC, with Merger LLC surviving the subsequent merger (the “Merger”).  Of the shares voted, approximately 98.4% voted in favor of the Merger Proposal, which represented approximately 68.3% of the total outstanding shares as of February 17, 2010, the record date.  Approval of the Merger Proposal required the affirmative vote of at least a majority of the Company’s outstanding shares of common stock.  The votes cast on the Merger Proposal at the special meeting were: 28,485,100 shares voted in favor; 466,290 shares voted against; and 6,451 votes abstained.

Under the terms of the Merger Agreement, upon the completion of the Merger, each share of the Company’s common stock (other than shares held by the Company’s stockholders who perfect and do not withdraw their appraisal rights under Delaware law) will be cancelled and converted into the right to receive a combination of 0.0598 of a share of CDI common stock and $0.97 in cash, subject to adjustment to ensure that the Merger does not require CDI to issue more than 19.6% of the outstanding CDI common stock outstanding as of immediately prior to the effective time of the Merger.

The closing of the Merger is subject to the satisfaction or waiver of certain other customary closing conditions.  In addition, as previously disclosed, on January 25, 2010, the United States Department of Justice (the “DOJ”) issued to the Company and CDI formal requests for additional information and documentary material with respect to the Merger Agreement and the Merger. These requests had the effect of extending the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, until 30 days after both parties have substantially complied with the requests, subject to any modifications of the requests to which the DOJ may agree.  The Company and CDI continue to work with the DOJ to provide information and documentary material pursuant to the DOJ’s requests.

Item 8.01.	Other Events.

On April 6, 2010, the Company issued a press release with the results of the special meeting. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

Forward Looking Statements

This communication contains certain forward-looking statements. These forward-looking statements, which are included in accordance with Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward looking statements in this communication. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risk that the conditions to merger set forth in the Merger Agreement will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the Merger; changes in the Company’s business during the period between now and the effective time of the Merger that could cause a condition to closing not to be satisfied; as well as the risks and uncertainties discussed in the Company’s Form 10-K for the year ended December 31, 2009 (as amended by Amendment No. 1 thereto on Form 10-K/A) and CDI’s Form 10-K for the year ended December 31, 2009, and in the Company’s and CDI’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Neither the Company nor CDI undertakes and each specifically disclaims any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2010	By:	/s/ Susan Bracey
		Name:	Susan Bracey
		Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release